                                                                  EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK AND OTHER SECURITIES, IF ANY, ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE AT THE TIME OF SUCH SALE OR TRANSFER.

                                  WARRANTS TO
                             PURCHASE COMMON STOCK
                                      OF
                                AQUASEARCH, INC.

                           WARRANT CERTIFICATE NO. [___]

                           VOID AFTER DECEMBER 31, 1999

    This certifies that, for value received, [___________________] ("Buyer") or registered assigns (the "Holder") is the owner of [______] warrants (the "Warrants") of Aquasearch, Inc., a Colorado corporation (the "Company").
Each Warrant shall entitle the registered holder thereof to purchase one share of the Company's Common Stock, $0.0001 par value (the "Common Stock"), at an exercise price per share of Common Stock equal to $1.00 per share (the "Exercise Price"), at any time during the period commencing on the date of this Warrant and expiring at 5:00 p.m. Honolulu, Hawaii time, on December 31, 1999 (the "Exercise Period"), all upon the terms and subject to the conditions set forth herein. After expiration of the Exercise Period, the Holder shall have no right to purchase any Common Stock hereunder. In the event that the aforesaid expiration date of the Warrants falls on a day that is not a business day, then the Warrants shall expire at 5:00 p.m. Honolulu, Hawaii time on the next succeeding business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Honolulu, Hawaii are authorized or obligated by law to be closed.

    The Warrants are being issued pursuant to a securities purchase agreement between the Company and Buyer relating to the sale by the Company and the purchase by Buyer of an aggregate of [_____] units (the "Units"), each consisting of one share of Common Stock (the "Unit Common Stock") and one Warrant to purchase one share of Common Stock (the "Warrant Common Stock"). The Warrant is one of a series of Warrants issued to multiple purchasers under substantially identical securities purchase agreements with the Company (hereinafter, together with the securities purchase agreement entered into between the Company and Buyer, the "Purchase Agreements").

    The Holder, by its or his acceptance hereof, agrees with the Company that the Warrants have been issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

    1. EXERCISE OF WARRANTS. The rights represented by the Warrants may be exercised in whole on one occasion at any time within the Exercise Period (a "Warrant Exercise Date") by (i) the surrender of the Warrants (with the purchase form at the end hereof properly executed) at the principal executive office of the Company or at the office of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Rd., Palo Alto, California 94304 (telephone (415) 493-9300; facsimile (415) 493-6811), attention Steven L. Berson (the "Warrant Agent")
(or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Warrant Agent), along with a Notice of Exercise in the form of EXHIBIT II hereto; and (ii) payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the above-mentioned purchase form, together with applicable stock transfer taxes, if any. Payment of the Exercise Price shall be made in cash or by certified or bank check payable to the Company. The Warrants shall be deemed to have been exercised, immediately prior to the close of business on the date the Warrants are surrendered and payment is made in accordance with the foregoing provisions of this Paragraph
1, and the person or persons in whose name or names the certificates for the Warrant Common Stock shall be issuable upon such exercise shall become the Holder or Holders of record of such Warrant Common Stock at that time and date. The certificate evidencing the Warrant Common Stock so purchased shall be delivered to the Holder within a reasonable time, after the rights represented by the Warrants shall have been so exercised.

    2. RESTRICTIONS ON TRANSFER. The Holder, by its or his acceptance hereof, hereby represents and warrants to, and agrees with, the Company as follows: (i) the Holder has been informed that neither the Warrants, nor the shares of Warrant Common Stock or other securities purchasable pursuant to the Warrants, have been registered for sale under any federal or state securities laws and that the Warrants are being offered and issued to the Holder and, upon the exercise of the Warrants by the Holder, the Warrant
Common Stock purchasable pursuant to the Warrants will be sold to the Holder, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the Holder is acquiring the Warrants and will acquire the Warrant Common Stock purchasable upon exercise of the Warrants for the Holder's own account and not with a view to distribution thereof; (iii) neither the Warrants nor such Warrant Common Stock may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, unless registered under the Securities Act and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registrations is available; and (iv) prior to the exercise of the Warrants the Holder shall provide to the Company in writing such information as the Company may reasonably request to establish that the exercise of the Warrants by the Holder is exempt from registration under such securities laws.

    Subject to the preceding paragraph, any assignment of Warrants shall be effected by the Holder by (i) completing and executing the Assignment Form attached as EXHIBIT III hereto and (ii) surrendering the Warrants represented hereby with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1; whereupon the Company shall issue, in the name or names specified by the Holder a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of shares of Warrant Common Stock as are then purchasable hereunder.

    3. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates of shares of Warrant Common Stock in a name other than that of the registered Holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Warrant Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

    4. RESERVATION OF COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Warrant Common Stock and every subsequent transfer agent for any shares of Warrant Common Stock issuable upon the exercise of any of the aforesaid rights of purchase are irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Warrant Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares against payment of the Exercise Price therefor, validly issued and outstanding, fully paid and nonassessable.

    5. NO RIGHTS OF SHAREHOLDER. Prior to the exercise of any Warrants represented hereby, the Holder, as such, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as otherwise provided herein.

    6. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in EXHIBIT I hereto upon the occurrence of certain events described therein. The provisions of EXHIBIT I are incorporated by reference herein with the same effect as if set forth in full herein.

    7. NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation (excluding any proposed merger or consolidation in which the shareholders of the Company immediately before such merger or consolidation will own more than 50% of the outstanding voting stock of the surviving entity), or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company (other than the contribution of certain assets of the Company to a possible joint venture to be formed between the Company and Cultor Ltd. ("Cultor") pursuant to the terms of that certain Distribution and Development Agreement dated as of May 14, 1996 including the exhibits thereto (collectively, the "Cultor Transaction")), or any proposed liquidation, dissolution or winding up of the Company, then, in connection with each such event, the Company shall mail to the Holder of this Warrant at least twenty days prior written notice of the date on which any such record is to be taken for the purpose of such dividend, distribution, right(s) or vote of the shareholders. Each such written notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiring any such vote of the shareholders.

    8. FRACTIONAL SHARES. The Warrants may only be exercised to purchase full shares of Warrant Common Stock and the Company shall not be required to issue fractions of shares of Warrant Common Stock on the exercise of Warrants. However, if a Holder of Warrants exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the

Company will pay to such Holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the Market Price of the Common Stock on the last trading day prior to the exercise date. "Market Price" means, on any date, the average of the last reported sale price, or, in case no such reporting takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading or as reported in the Nasdaq Stock Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, the closing bid quotation as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is traded on the NASD Electronic Bulletin Board, the closing bid price as furnished by NASDAQ, or if the Common Stock is not quoted on NASDAQ or the NASD Electronic Bulletin Board, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale. If the Common Stock is listed or admitted to trading on a national securities exchange and also quoted on the Nasdaq Stock Market, the Market Price shall be determined as hereinabove provided by reference to the prices reported in the Nasdaq Stock Market; provided that if the Common Stock is listed or admitted to trading on the New York Stock Exchange, the Market Price shall be determined as hereinabove provided by reference to the prices reported by such exchange.

    9. REGISTRATION RIGHTS. The rights of the Holder of this Warrant and the obligations of the Company with respect to registration under the Securities Act and the applicable rules and regulations thereunder shall be as set forth in that certain Registration Rights Agreement dated as of October 1, 1996 between the Company and the Buyer (the "Registration Rights Agreement"), the provisions of which are incorporated by reference herein with the same effect as if set forth in full herein. The Warrant Common Stock shall be deemed "Registrable Securities" as those terms are defined in the Registration Rights Agreement and the Holder of this Warrant shall be deemed a "Holder," subject to all of the rights and obligations thereunder.

    10. MERGERS. The Company agrees to provide the Holder of this Warrant with at least 20 days' prior written notice of the terms and conditions of any proposed transaction, in which the Company would (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business (other than the Cultor Transaction), or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of. The Company will cooperate with the Holder in arranging the sale of this Warrant in connection with any such transaction.

    11. MODIFICATION; WAIVER AND SEVERABILITY. This Warrant and any provision hereof may be changed, altered, modified, amended, supplemented, discharged or terminated only with the written consent of the holders of a majority of the Warrants then outstanding issued pursuant to the Purchase Agreements. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, and the parties agree to cooperate with each other to insure that each receives the economic benefits intended by any such provision that is so held to be invalid, illegal or unenforceable.

    12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or sent to each such Holder at its address as shown on the books of the Warrant Agent or to the Company at 73-4460 Queen Ka'ahumanu Highway, Suite 110, Kailua-Kona, Hawaii, 96740 (or at such other address as may be designated in writing from time to time) and shall be deemed received by the Holder or the Company upon the earlier of actual receipt or, if sent by certified mail (postage fully pre-paid), five days after deposit in the U.S. mail.

    13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Warrant Common Stock shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the Warrant Common Stock in accordance with the Registration Rights Agreement) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; PROVIDED, HOWEVER, that the failure of the Holder hereof to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

    14. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

    15. NO IMPAIRMENT. The Company will not, by amendment of its charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

    16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

    17. RECOVERY OF LITIGATION COSTS. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

    18. GOVERNING LAW. The Warrants shall be governed by and in accordance with the laws of the State of Hawaii without regard to the conflicts of law principles thereof.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer to take effect as of [_________________________________________].

                                    AQUASEARCH, INC.


                                    By:
                                        ----------------------------
                                        Mark E. Huntley, Ph.D.
                                        President and Chief Executive Officer

                                   EXHIBIT I

                             ADJUSTMENT PROVISIONS


    1. CAPITALIZED TERMS. Capitalized terms used in this Exhibit I that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, dated as of [________________________________________] to which this Exhibit I is attached, if therein defined.

    2. RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation or entity (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation or entity, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Warrant Common
Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Exhibit I. The provisions of this Section 2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

    3. SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

    4. STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Warrant Common Stock subject to this Warrant shall be proportionately adjusted.

    5. OTHER DISTRIBUTIONS. In the event the Company shall declare a dividend or distribution payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Sections 2, 3 or 4 of this Exhibit I, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the

Holder of the shares of Warrant Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

    6. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty days of such adjustment deliver a certificate signed by its Chief Financial Officer to the registered Holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

                                   EXHIBIT II

                               NOTICE OF EXERCISE

To:  Aquasearch, Inc.
     73-4460 Queen Ka'ahumanu Highway
     Suite 110
     Kailua-Kona, Hawaii  96740

    1. The undersigned hereby elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

    2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


        Name:    ________________________________________


        Address: ________________________________________


                 ________________________________________


    3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



_______________
    (DATE)


                                           ____________________________________
                                                      (SIGNATURE)

                                  EXHIBIT III

                                ASSIGNMENT FORM

                   (To assign the foregoing Warrant, execute
                 this form and supply the required information.
                    Do not use this form to purchase shares.)


    FOR VALUE RECEIVED, the undersigned hereby, sells, assigns and transfers unto:

____________________________________________________________________

whose address is ___________________________________________________
                                 (Please Print)

and whose Social Security or other Taxpayer Identification
Number is: ________________________________________________________,

the foregoing Warrant and all rights thereunder, hereby constituting and appointing ______________________________________ to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

    Dated: ______________, 19__.

    Holder's Signature: ________________________

    Holder's Name: _____________________________
                           (Please Print)

    Holder's Address: __________________________
                           (Please Print)

    ____________________________________________


Signature Guaranteed: ____________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company or by a member of the National Association of Securities Dealers, Inc. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.